EXHIBIT 5.1

Our ref	JST/650679.001
Direct tel	+1 284 852 3021
Email	jose.santos@maplesandcalder.com

Exceed Company Ltd.
PO Box 173
Road Town
Tortola
British Virgin Islands

2 October 2009

Dear Sirs

Exceed Company Ltd. (the “Company”)

We are lawyers licensed and qualified to practice law in the British Virgin Islands.  We have been asked to provide this legal opinion in connection with the issuance of the following securities (among others) by the Company to the security holders of 2020 ChinaCap Aquirco, Inc., a Delaware Corporation (“2020”), as registered under the United States Securities Act of 1933, as amended, (the “Securities Act”), pursuant to the Registration statement, as amended, on Form S-4, Number 333-159252 provided to us (the “Registration Statement”) as filed by the Company with the United States Securities and Exchange Commission (“SEC”), pursuant to a merger of 2020, with and into the Company (the “Merger”):

1.1
One representative unit purchase option (the “Unit Purchase Option”) to purchase up to 550,000 ordinary shares, par value US$0.0001 (the “Ordinary Shares”) and 550,000 warrants to purchase one Ordinary Shares of the Company to the holder of one representative unit purchase option in 2020 (the “2020 Purchase Option”);

1.2
up to a total of 22,490,000 Ordinary Shares, comprised of (a) 10,500,000 Ordinary Shares to the holders of 2020 common stock, in exchange for such stock, (b) 11,440,000 Ordinary Shares that may be issued on exercise of Warrants (as defined below) of 2020, and (c) 550,000 Ordinary Shares issuable upon exercise of the Unit Purchase Option; and

1.3
up to a total of 11,440,000 warrants (the “Warrants”) to purchase one Ordinary Share comprised of (a) 10,890,000 Warrants to the holders of warrants in 2020, as detailed in the Registration Statement), and (b) 550,000 Warrants issuable upon exercise of the Unit Purchase Option.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

2	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

2.1	The written resolutions of the sole director of the Company dated 28 September 2009, (the “Resolutions”).

2.2
A registered agent’s certificate of incumbency dated 28 September 2009, issued by Maples Corporate Services (BVI) Limited, the Company’s registered agent, (a copy of which is attached as Annexure A) (the “Registered Agent’s Certificate”).

2.3
The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the “Registry of Corporate Affairs”) on 29 September 2009 including:

(a)	the Company’s Certificate of Incorporation; and

(b)	the Company’s amended and restated Memorandum and Articles of Association.

2.4	A certificate from a Director of the Company (a copy of which is annexed hereto as Annexure B) (the “Director's Certificate”).

2.5	The Registration Statement.

2.6	The form of 2020 Warrant agreement.

3	ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent’s Certificate and the Director's Certificate.  We have also relied upon the following assumptions, which we have not independently verified:

3.1	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.2	All signatures, initials and seals are genuine.

3.3	The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

3.4	There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

3.5
That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

3.6	The Resolutions remain in full force and effect.

3.7	That no less than the par value shall be paid for the Ordinary Shares ultimately issuable pursuant to the Warrants and the Unit Purchase Option.

4	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1
The Company is a company limited by shares duly incorporated under the BVI Business Companies Act, 2004 (the “Act”), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

4.2	The Company is authorised to issue 60,000,000 Ordinary Shares of US$.0001 par value each of which one thousand shares have been issued and are registered in the name of 2020 and is fully paid up.

4.3	Based on the Director's Certificate, the one share in the Company has been issued to 2020 and is fully paid up.

4.4
The Ordinary Shares, the Warrants and the Unit Purchase Option to be issued in accordance with the Registration Statement, when issued by the Company, against payment in full, of the consideration, in accordance with their governing instruments and the Company's Memorandum and Articles of Association, and in the manner described in the Registration Statement and duly registered in the Company's register of members, will be duly authorised, validly issued, fully paid and non assessable.

4.5
Upon the redomestication merger of 2020 with and into the Company (as described in the Registration Statement) (the “Merger”) becoming effective pursuant to the laws of the British Virgin Islands, the obligations of 2020 in respect of the Warrants and the 2020 Purchase Option will be binding on the Company on the same terms thereof (save that the securities issuable thereunder shall be securities of the Company).  Upon the Merger becoming effective, the Warrants will continue to be governed by the laws of the State of New York being the governing law of the 2020 Warrant Agreement and the 2020 Warrant Agreement will constitute the legal and binding obligations of the Company.

5	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

5.2	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

5.3	We make no comment with regard to the references to foreign statutes in the Registration Statement.

5.4
This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands.  We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

6	CONSENTS

In connection with the above opinion, we hereby consent:

6.1	To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption “Legal Matters”; and

6.2	To the filing of this opinion as an exhibit to the Registration Statement.

In providing this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.  This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Maples and Calder
Maples and Calder

Annexure A

Registered Agent’s Certificate

CERTIFICATE OF INCUMBENCY

In this certificate:

"Act"	means the BVI Business Companies Act, 2004 (as amended).
"BVI"	means the British Virgin Islands.
"Company"	means **Exceed Company Ltd.**
"FSC"	means the BVI Financial Services Commission.
"Register"	means the Register of Companies maintained by the Registrar.
"Registered Agent"	means Maples Corporate Services (BVI) Limited.
"Registered Office"	means the Company's registered office, being Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.
"Register of Charges"	means a register of charges maintained at the Company's Registered Office pursuant to section 162 of the Act.
"Registrar"	means the Registrar of Corporate Affairs in the BVI.

We, Maples Corporate Services (BVI) Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands, being the Company's duly appointed Registered Agent hereby certify that:

1 the Company was incorporated in the BVI on 21 April 2009 with company number 1529518;

2 the Company's name appears on the Register and it has paid all fees due and payable to the FSC.

As far as can be determined from the documents retained at the Registered Office:

3 the Company has not commenced liquidation under the Act or the Insolvency Act, 2003 (as amended) and no receiver has been appointed over the Company or any of its assets;

4 no legal, arbitration or other administrative proceedings have been threatened or commenced against the Company;

5 the Company is authorised to issue a maximum of 60,000,000 shares divided into the following classes of shares:

(a) 55,000,000 ordinary shares of US$0.0001 par value each; and

6 the Director of the Company is Louis Fook Sun Koo appointed 21 April 2009;

7 the Sole Shareholder of the Company is 2020 ChinaCap Acquirco, Inc. holding 1,000 shares allotted on 21 April 2009 under share certificate number 1;

8 the Officers of the Company are Louis Fook Sun Koo as President and Treasurer and Tse Shiu Wah (a.k.a. Gary Tse) as Secretary both appointed on 17 September 2009; and

9 No entries have been made on the Company's Register of Charges.

All certifications are correct as at the 28th day of September 2009.

For and on behalf of
Maples Corporate Services (BVI) Limited
Registered Agent

2

Annexure B

Director's Certificate

Exceed Company Ltd.
Road Town, Tortola
VG1110
British Virgin Islands

2 October 2009

To:	Maples and Calder
Sea Meadow House
PO Box 173
Road Town
Tortola
British Virgin Islands

Dear Sirs

Exceed Company Ltd. (the “Company”)

I, Louis Fook Sun Koo, the sole director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of British Virgin Islands law.  Capitalised terms used in this certificate have the meaning given to them in the Opinion.  I hereby certify that:

1	The Company has not created any charges over any of its property or assets.

2
The written resolutions (the “Resolutions”) of the sole director dated 28 September 2009 were signed by me in the manner prescribed in the Articles of Association of the Company, including as to the disclosure of any director's interests in the Registration Statement.

3
The Company is authorised to issue a maximum of 60,000,000 shares divided into 55,000,000 ordinary shares and 5,000,000 preferred shares of US$0.0001 par value each of which 1000 ordinary shares have been validly issued and are fully paid up.

4
The shareholder of the Company has not restricted or limited the powers of the director in any way.  There is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from performing its obligations under the Registration Statement.

5	The Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The sole director of the Company at the date of Resolutions and at the date hereof was and is Louis Fook Sun Koo.

7
The director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

8
To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction.  Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company.  Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:	/s/ Louis Fook Sun Koo
Louis Fook Sun Koo
Director